Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 25, 2016, by and between Wound Management Technologies, Inc., a Texas corporation (the “Company”), and John Siedhoff (“Consultant”). The Company and Consultant are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS:

WHEREAS, the Company desires to retain Consultant as a consultant to the Company to provide the services set forth below, and Consultant desires to be so engaged;

NOW, THEREFORE, in consideration of the foregoing recital and the mutual covenants and agreements set forth herein and other good and valuable consideration , the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company and Consultant hereby agree as follows:

1. Services.

(a) Consultant hereby agrees to serve as a consultant to the Company performing the functions, services and duties assigned and/or delegated to him by the Board of Directors of the Company (the “Board”) from time to time (collectively, the “Services”). Consultant shall report directly to the Board. It is understood and agreed that at any time during the Term (as defined below), the Board may change or modify the Services.

(b) The Company understand and agree that Consultant will not be providing the Services to the Company on a full-time or exclusive basis, and that Consultant may provide services as an employee, consultant advisor or otherwise to any person or entity without the approval of the Company.

(c) Consultant shall perform faithfully, industriously, and to the best of the Consultant’s ability, experience and talents, all of the Services that may be required by the express and implicit terms of this Agreement , to the reasonable satisfaction of the Company. Such Services shall be provided at such place(s) as the needs, business , or opportunities of the Company may require from time to time. The manner and means of conducting the Services are under Consultant’s sole control.

2. Status as Independent Contractor.

(a) The Parties do not intend, and will not hold out that there exists, any company, joint venture, undertaking for a profit or other form of business venture or any employment relationship between the Parties other than that of all independent contractor relationship.

(b) Consultant is not entitled to, and will not, receive any benefits provided by the Company to its employees, including but not limited to Workmen’s Compensation Insurance, unemployment insurance and health and welfare benefits.

(c) Consultant shall rely upon its own legal counsel or other professional advisor in order that it may ensure its status as an independent contractor, and acknowledges that Consultant is in no way relying on any information or advice of this nature provided by the Company.

3. Compensation & Term of Agreement; Termination.

(a) In consideration for providing consulting services to the Company prior to April l, 2016, on or prior to April 30, 2016, the Company will pay Consultant $200,000.00.

(b) In consideration for providing the Services hereunder, during the Term the Company will pay Consultant a consulting fee of $15,000 per month, payable in arrears on the last day of each month.

(c) During the Term, the Company shall reimburse Consultant for all reasonable and necessary out-of-pocket travel and other expenses incurred by Consultant in rendering Services hereunder , on a monthly basis upon submission of a detailed monthly statement and reasonable documentation.

(d) The compensation set forth above will be the sole compensation payable to Consultant for performing the Services under the Agreement, and no additional compensation or fee will be payable by the Company to Consultant by reason of any benefit gained by the Company directly or indirectly through Consultant performing the Services, nor shall the Company be liable in any way for any additional compensation or fee for Consultant’s performing the Services, unless the Company shall have expressly agreed thereto in writing.

4. Term and Termination.  This Agreement shall be in effect as of April 1, 2016 and shall continue in effect until terminated by either Party upon at least thirty (30) days advance written notice to the other Party (the “Term”).  Upon termination of this Agreement, the Company shall immediately pay all compensation due to Consultant for periods prior to the effective date of such termination.

5. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. Confidential Information.

(a) Consultant, while engaged by the Company hereunder or at any time thereafter , will not, without the express written consent of the Company, directly or indirectly communicate or divulge, or use for the benefit of Consultant, or of any other person, firm or association , any of the Company’s trade secrets, proprietary data or other confidential information , which trade secrets and confidential information were communicated to or otherwise learned or acquired by Consultant in the course of Consultant’s engagement with the Company and that is not otherwise generally known within the Company’s industry , except that Consultants may disclose such matters to the extent that disclosure is required pursuant to any deposition, interrogatory , request for documents, subpoena, civil investigative demand, or similar process. Consultant agrees not to any such trade secrets or confidential information in any way or in any capacity other than as an independent contractor of the Company and to further the Company’s interests.

(b) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the Term and thereafter , a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or company (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party) without the prior consent of the Board.

7. Miscellaneous Provisions.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Parties stipulate and agree that this Agreement shall be executed and performed in Texas. In the event that litigation should arise concerning the validity or interpretation of any provision of this Agreement, exclusive venue over such litigation shall reside in the proper federal or state district court sitting in Texas.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(d) This Agreement may not be modified , amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties.

(e) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings , both written and oral, between the Parties with respect to the subject matter hereof.

(f) This Agreement shall inure to the benefit of the Company and its successors and assigns. This Agreement shall not be assignable by Consultant and shall not be subject to attachment, execution, pledge or hypothecation.

(g) Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon confirmation of receipt, or if sent by registered or certified mail, upon the sooner of the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt.  All notices and payments to a Party will be sent to the addresses set forth below or to such other address or person as such Party may designate by notice to the other Party hereunder:

If to the Company:	Wound Management Technologies , Inc. 16633 Dallas Parkway, Suite 250 Addison, TX 75001 Attn: Deborah J. Hutchinson, President Email: dhutchinson@wmgtech.com

If to Consultant:	John Siedhoff 10 Frontenac Way The Woodlands, TX 77382 Email: John.Siedhoff@gmail.com

(h) This Agreement may be executed in counterparts , each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

The Parties have executed this Agreement on the day and year first above written.

WOUND MANAGEMENT TECHNOLOGIES, INC. By: /s/ Deborah J. Hutchinson
Deborah J. Hutchinson President

/s/ John Siedhoff
John Siedhoff